UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 23, 2005

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-9025	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO		80127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 23, 2005, Vista Gold Corp. (the “Company”) entered into Subscription Agreements and a Warrant Indenture, and issued Broker Warrants (each as defined below), in connection with the Company’s completion of a private placement financing in which the Company sold and issued a total of 2,168,812 units (the “Units”), at a price of U.S. $3.60 per Unit for aggregate proceeds of U.S. $7,807,723.  Each Unit consists of one common share of the Company and one common share purchase warrant to acquire an additional common share of the Company.  The financing was effected pursuant to that certain Subscription Agreement dated on or before September 23, 2005 (the “Subscription Agreement”) between the Company and each purchaser.  The terms of the warrants are set forth in the Warrant Indenture, also dated September 23, 2005 (the “Warrant Indenture”), between the Company and Computershare Trust Company of Canada, as Trustee.  Each warrant will entitle the holder to acquire one common share at an exercise price of U.S. $4.10 for a period of two years from the date of issue.

The Company is to register for resale, under the U.S. Securities Act of 1933, the common shares issued in the placement, as well as the common shares issuable upon the exercise of  warrants including the Broker Warrants.  All of such warrants have a provision for accelerating their expiry date as follows:  starting six months after the share registration is declared effective, if the closing price of the Company’s common shares on the American Stock Exchange is U.S. $5.40 or more for a period of 20 consecutive trading days, then for 15 business days the Company will have the option to request that the warrants be  exercised.  If the warrants are not exercised within 15 business days following this request, they will be cancelled.

The Company paid a cash finder’s fee equal to 6% of the gross proceeds of the private placement and also issued as a finder’s fee 216,881 warrants (the “Broker Warrants”), that number being 10% of the number of units issued in the private placement.  The Broker Warrants are evidenced by a certificate dated September 23, 2005 (the “Broker Warrant Certificate”).  Each Broker Warrant will entitle the holder to acquire one common share at an exercise price of U.S. $4.10 for a period of two years from the date of issue.

The net proceeds from the private placement will be used for continuation of the Company’s strategy of acquiring additional gold resources, as suitable opportunities arise; improving the Company’s gold projects through additional drilling, re-engineering and feasibility studies; and to pay on-going administration costs.  On September 23. 2005, the Company issued a press release reporting the closing of this financing.  The press release is furnished as Exhibit 99.1 and is attached hereto.

Item 3.02                                             Unregistered Sales of Equity Securities.

The disclosures included in Item 1.01 are incorporated into this Item 3.02 by reference.

The sale and issuance of securities pursuant to the Subscription Agreements, and the issuance of the Broker Warrants pursuant to the Broker Warrant Certificate, were exempt from the registration requirements of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.  Each purchaser and each finder is an “accredited investor” under the Act, and the securities were sold without any general solicitation by the Company or its representatives.

Item 8.01               Other Events.

On September 26, 2005, the Company issued a press release reporting, among other things, the results of an updated preliminary feasibility study for its Paredones Amarillos gold project in Baja California Sur, Mexico.  The press release is furnished as Exhibit 99.2 and is attached hereto.

Item 9.01               Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit 99.1            Press Release of Vista Gold Corp. dated September 23, 2005

Exhibit 99.2            Press Release of Vista Gold Corp. dated September 26, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

	By:	/s/ Michael B. Richings
Michael B. Richings
President and Chief Executive Officer

Date: September 26, 2005